SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement, dated as of May 10, 2026, is entered into by and between:

Youmi Inc., a Nevada corporation (“Company”); and

Seven Things (Jiangsu) Information Technology Co., Ltd., a software development service provider located at ___6-B, Guomao Business Center, Jingjiang City, Jiangsu Province_ (“Developer”).

The Company and Developer are referred to individually as a “Party” and collectively as the “Parties.”

1. Engagement

The Company engages Developer to assist in the design and development of the Company’s planned digital store-management platform and website for use in connection with the Company’s proposed convenience store franchise network.

2. Scope of Services

Developer shall provide software development and related technical services, which may include:

(1)	website design and development;
(2)	user interface and user experience design;
(3)	basic store-management platform development;
(4)	customer-management and store-reporting functions;
(5)	administrative dashboard functions;
(6)	testing, debugging, and technical support; and
(7)	related documentation and deployment assistance.

Specific functions, milestones, timelines, and technical specifications may be set forth in one or more written statements of work approved by both Parties.

3. Fees and Payment

The Company shall pay Developer fees as set forth in the applicable statement of work or invoice approved by the Company.

No payment shall be due unless Developer provides an invoice identifying the services performed, milestone completed, amount due, and payment instructions.

4. Ownership of Work Product

All software code, website content, designs, databases, documentation, source code, object code, platform architecture, deliverables, and other work product specifically developed for the Company under this Agreement shall be the sole property of the Company upon payment of applicable fees.

Developer shall assign to the Company all right, title, and interest in such work product, excluding Developer’s pre-existing tools, general know-how, templates, and reusable code libraries that were not specifically created for the Company.

5. Third-Party Materials

Developer shall not include third-party software, open-source code, licensed materials, or other third-party intellectual property in the deliverables unless disclosed to and approved by the Company.

Developer shall provide reasonable information regarding any third-party licenses or usage restrictions applicable to the deliverables.

6. Confidentiality

Developer shall keep confidential all non-public business, technical, financial, customer, operational, and strategic information received from the Company. Developer shall not use such information except to perform services for the Company.

7. Data Security

Developer shall use commercially reasonable measures to protect Company data, user information, system credentials, and technical materials from unauthorized access, disclosure, loss, or misuse. Developer shall promptly notify the Company of any known unauthorized access or security incident involving Company systems or data.

8. Warranties

Developer represents that the services will be performed in a professional and commercially reasonable manner.

Developer does not guarantee that the platform or website will be error-free, uninterrupted, commercially successful, or suitable for all future business needs.

9.Term and Termination

This Agreement shall remain in effect until completion of the services unless earlier terminated. Either Party may terminate this Agreement upon thirty days’ written notice. Either Party may terminate immediately if the other Party materially breaches this Agreement and fails to cure such breach within ten business days after written notice.

Upon termination, Developer shall deliver to the Company all completed work product paid for by the Company.

10. Independent Contractor

Developer is an independent contractor. Nothing in this Agreement creates a partnership, joint venture, employment relationship, or agency relationship between the Parties.

11.Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict-of-law principles.

12. Entire Agreement

This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and may be amended only by a written instrument signed by both Parties.

13. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

Youmi Inc.

By:	/s/ Mingxing Sheng
Name: Mingxing Sheng
Title: Chief Executive Officer
Date: May 10, 2026

Developer Name: Seven Things (Jiangsu) Information Technology Co., Ltd.

By:	/s/ Yunen Wu
Name: Yunen Wu
Title: General Manager
Date: May 10. 2026